As filed with the Securities and Exchange Commission on November 4, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350842
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Take-Two Interactive Software, Inc.

110 West 44th Street

New York, New York 10036

(646) 536-2842

(Address of Principal Executive Offices)

AMENDED AND RESTATED Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan
(Full title of the plan)

Daniel Emerson, Esq. Executive Vice President and Chief Legal Officer Take-Two Interactive Software, Inc. 110 West 44th Street New York, New York 10036 (646) 536-3001
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Adam M. Turteltaub, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.        ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share, reserved for issuance pursuant to the Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan	4,300,000	$182.11	$783,073,000.00	$72,590.87

(1)

Represents the maximum number of shares of common stock, par value $0.01 per share (“Common Stock”), of Take-Two Interactive Software, Inc. (the “Company” or “Registrant”) that were added to the number reserved for issuance under the Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan (the “Plan”) on September 14, 2021 (subject to equitable adjustment in the event of a change in the Company’s capitalization). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued under the Plan to prevent dilution resulting from stock splits, stock dividends, or similar transactions effected without the receipt of consideration.

(2)	Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act, based on the average of the high and low sales prices of the Common Stock as reported on The NASDAQ Global Select Market on October 29, 2021.

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is filed by Take-Two Interactive Software, Inc. (the “Company” or “Registrant”) to register an additional 4,300,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), which may be issued under the Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan (the “Plan”), which Plan was originally approved by the Registrant’s stockholders on September 15, 2017, was amended effective September 4, 2020, was amended and restated on September 16, 2020, and was amended in its present form on July 26, 2021, and subsequently approved by the Registrant’s stockholders on September 14, 2021.

Pursuant to the Registration Statement on Form S-8 (Registration No. 333-220895) filed by the Registrant on October 10, 2017 (the “First Prior Registration Statement”), the Registrant previously registered an aggregate of 5,200,000 shares of Common Stock under the Plan. Pursuant to the Registration Statement on Form S-8 (Registration No. 333-248629) filed by the Registrant on September 4, 2020 (the “Second Prior Registration Statement”), the Registrant previously registered an aggregate of 50,743 additional shares of Common Stock under the Plan. Pursuant to the Registration Statement on Form S-8 (Registration No. 333-249904) filed by Registrant on November 6, 2020 (together with the First Prior Registration Statement and the Second Prior Registration Statement, the “Prior Registration Statements”), the Registrant previously registered an aggregate of 2,000,000 additional shares of Common Stock under the Plan (in each case, as adjusted to reflect all stock splits and stock dividends to date). The additional shares of Common Stock being registered by this Registration Statement are of the same class as those securities registered on the Prior Registration Statements. The contents of the Prior Registration Statements, together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof or otherwise, are incorporated herein by reference in accordance with General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

The following documents, filed with the Commission by the Company, are incorporated by reference into this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed on May 19, 2021, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	the Company’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2021, filed on August 3, 2021, and for the quarter ended September 30, 2021, filed on November 4, 2021, pursuant to the Exchange Act;

(c)	the Company’s Current Reports on Form 8-K, filed on June 2, 2021, July 30, 2021, and September 17, 2021, pursuant to the Exchange Act; and

(d)	the description of the Company’s Common Stock, which is contained in the Company’s Registration Statement on Form 8-A, filed on March 26, 2008, as updated by Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, including any subsequent amendment or any report filed with the Commission for the purpose of updating such description.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission; provided, however, that documents or portions thereof which are “furnished” and not “filed” in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement unless the Registrant expressly provides to the contrary that such document is incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

Item 8.	Exhibits.

The Exhibits to this Registration Statement are listed in the Index to Exhibits and are incorporated herein by reference.

INDEX TO EXHIBITS

Incorporated by Reference
Exhibit No.	Description	Form Annex		Filing Date	Filed Herewith
5.1	Opinion of Willkie Farr & Gallagher LLP				X
23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1 hereto)				X
23.2	Consent of Ernst & Young LLP., independent registered public accounting firm				X
24.1	Power of Attorney (included on the signature page of this Registration Statement)				X
99.1	Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan	DEF 14A	B	July 27, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 4th day of November, 2021.

Take-Two Interactive Software, Inc.

/s/ Karl Slatoff
Karl Slatoff President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Take-Two Interactive Software, Inc., hereby severally constitute and appoint Karl Slatoff, Daniel Emerson, and Matthew Breitman or any of them individually, our true and lawful attorneys-in-fact with full power of substitution, to sign for us and in our names in the capacities indicated below the Registration Statement and any and all pre-effective and post-effective amendments to the Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act, and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Strauss Zelnick	Chairman and Chief Executive Officer	November 4, 2021
Strauss Zelnick	(Principal Executive Officer)

/s/ Lainie Goldstein	Chief Financial Officer	November 4, 2021
Lainie Goldstein	(Principal Financial and Accounting Officer)

/s/ Michael Dornemann	Lead Independent Director	November 4, 2021
Michael Dornemann

/s/ Roland Hernandez	Director	November 4, 2021
Roland Hernandez

/s/ J Moses	Director	November 4, 2021
J Moses

/s/ Michael Sheresky	Director	November 4, 2021
Michael Sheresky

/s/ LaVerne Srinivasan	Director	November 4, 2021
LaVerne Srinivasan

/s/ Susan Tolson	Director	November 4, 2021
Susan Tolson

/s/ Paul Viera	Director	November 4, 2021
Paul Viera